UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2016 (September 6, 2016)

TRONOX LIMITED
 (Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

 (Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 6, 2016, the Board of Directors (the “Board”) of Tronox Limited (the “Company”) approved Amendment No. 2 (the “Amendment”) to the Company’s Management Equity Incentive Plan, as amended (the “Plan”). Capitalized terms used but not defined herein shall have the meaning give to such terms in the Plan.

As previously disclosed by the Company in its Current Report on Form 8-K, filed on June 1, 2016, in connection with the Class A directors voting results at its Annual Meeting held on May 25, 2016, discussions with certain of Class A shareholders and feedback from proxy advisory firms, the Board authorized the retention by the Company of compensation/governance consultants to review and recommend appropriate modifications to, among other things, the Plan. As a result of these consultations, the Board approved the Amendment, which amends the Plan as follows:

1.	Eliminates the ability of the Company to reprice options and SARs without shareholder approval and adds a provision prohibiting such repricing without shareholder approval.

2.	Restricts liberal share recycling by providing that shares surrendered in payment of the exercise price of an option, shares withheld or surrendered for payment of taxes with respect to any award and shares repurchased by the Company on the open market with the proceeds of the exercise price of options will be counted toward the share reserve and not be available for re-issuance under the Plan. Further, if SARs are exercised and settled in shares, the full number of shares subject to the SARs will be considered issued under the Plan, without regard to the number of shares issued upon settlement of the SARs.

3.	Clarifies that dividends or other distributions paid on Restricted Shares are subject to the same vesting requirements as the underlying Share Awards and shall be paid only at the time the Share Award becomes vested.

4.	Provides, generally, for “double trigger” vesting in the context of a Change of Control whereby, unless provided otherwise in an award, employment or similar agreement between the Company and a Participant, awards will only vest upon a Change of Control of the Company if, during the 24-month period following the Change in Control date, the Participant’s employment is terminated by such successor (or an affiliate) without Cause or by the Participant for Good Reason. The Amendment also defines “Good Reason” unless an applicable Award Agreement provides otherwise.

5.	Provides for certain administrative changes to the Plan relating to specific references to various applicable laws and certain defined terms.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Tronox Limited Management Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Richard L. Muglia
Date: September 9, 2016	Name:	Richard L. Muglia
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 2 to Tronox Limited Management Equity Incentive Plan